Exhibit 99.1
DSW Inc. Reports Second Quarter 2017 Financial Results

•	Second quarter sales increased 3.3% to $680.4 million; comparable sales increased 0.6%

•	First six months sales increased 2.3% to $1.4 billion; comparable sales decreased 1.3%

•	Including $0.03 per diluted share related to the Ebuys acquisition, restructuring costs and foreign exchange loss, second quarter Reported EPS of $0.35 per diluted share

•	Second quarter Adjusted EPS of $0.38 per diluted share compared to $0.35 last year

•	Board of Directors approve a new $500 million share repurchase authorization

•	Board of Directors declare quarterly dividend of $0.20 per share

COLUMBUS, Ohio, August 22, 2017 - DSW Inc. (NYSE: DSW), a leading branded footwear and accessories retailer, announced financial results for the three months ended July 29, 2017, compared to the three months ended July 30, 2016.

Roger Rawlins, Chief Executive Officer stated, "We were pleased to report our first positive comp quarter since 2015. This resulted in a healthy increase in regular priced sales and improvements across all selling metrics. With our mission to inspire self-expression, these results demonstrate how our strategic direction is resonating with the DSW customer."

"We are deepening our customer connection with unique product and meaningful experiences that will define Designer Shoe Warehouse as the trusted authority for all things footwear. The current retail consolidation provides significant opportunity to acquire market share, and in the next 12 months, we will unveil several exciting new initiatives that will inspire emotional loyalty with the DSW brand. At the same time, we are building the infrastructure to mobilize inventory across all of our brands and enable us to better serve our customers. We are confident these initiatives will grow sales, cash flow and profitability long-term," Mr. Rawlins concluded.

Second Quarter Operating Results

•	Sales increased 3.3% to $680.4 million.

•	Comparable sales increased 0.6% compared to last year's 1.2% decrease.

•	Reported gross profit increased by 50 bps, driven by lower markdowns and favorable sourcing, partially offset by inventory reserves and distribution costs related to the ongoing integration of Ebuys.

•	Reported operating expenses as a percent of sales improved by 10 bps, with higher selling and technology expenses offset by lower overhead costs.

•
Reported net income was $28.6 million, or $0.35 per diluted share, including pre-tax charges totaling $3.2 million, or $0.03 per diluted share, related to the acquisition of Ebuys, restructuring costs and foreign exchange loss.

•	Adjusted net income was $30.6 million, or $0.38 per diluted share.

Six Months Ended July 29, 2017 Operating Results

•	Sales increased 2.3% to $1.4 billion.

•	Comparable sales decreased 1.3% compared to last year's 1.4% decrease.

•	Reported gross profit decreased by 60 bps, driven by incremental clearance activity and inventory reserves and distribution costs related to the ongoing integration of Ebuys.

•	Reported operating expenses as a percent of sales improved by 30 bps due to tighter expense management.

•
Reported net income was $51.6 million, or $0.64 per diluted share, including pre-tax charges totaling $7.3 million, or $0.06 per diluted share, related to the acquisition of Ebuys, restructuring costs and foreign exchange loss.

•	Adjusted net income was $56.3 million, or $0.70 per diluted share.

Second Quarter Balance Sheet Highlights

•	Cash and investments totaled $271 million compared to $244 million in the second quarter last year.

•
The Board of Directors approved a new $500 million share repurchase authorization, in addition to the Company's remaining $33 million in its current authorization. Since 2013, the Company has returned to shareholders close to $600 million in dividends and share repurchases.

•	Inventories were $527 million compared to $556 million for the same period last year. Excluding Ebuys and Gordmans, inventories decreased 10% on a cost per square foot basis.

Regular Dividend

DSW Inc.'s Board of Directors declared a quarterly cash dividend of $0.20 per share. The dividend will be paid on September 29, 2017 to shareholders of record at the close of business on September 19, 2017.

Fiscal 2017 Annual Outlook
The Company reiterated its full year outlook for adjusted earnings in the range of $1.45 to $1.55 per diluted share.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. The conference will be broadcast live over the internet and can be accessed at http://dswinc.investorroom.com. For those unable to listen to the live broadcast, an archived version will be available at the same location until August 29, 2017. The teleconference will be available on replay and can be accessed by dialing 1-877-344-7529 and entering passcode 10111383.

About DSW Inc.
DSW Inc. is a leading branded footwear and accessories retailer that offers a wide selection of brand name and designer dress, casual and athletic footwear and accessories for women, men and kids. As of August 22, 2017, DSW operates 511 stores in 43 states, the District of Columbia and Puerto Rico, and operates an e-commerce site, http://www.dsw.com, and a mobile website, http://m.dsw.com. DSW also supplies footwear to 350 leased locations in the United States under the Affiliated Business Group. DSW also owns Ebuys, Inc., a leading off price footwear and accessories retailer operating in digital marketplaces in North America, Europe, Australia and Asia. For store locations and additional information about DSW, visit http://www.dswinc.com. Follow DSW on Twitter at http://twitter.com/DSWShoeLovers and Facebook at http://www.facebook.com/DSW.

DSW INC.
SEGMENT RESULTS
(unaudited)
Net sales by segment

	Three months ended			Six months ended
	July 29, 2017	July 30, 2016	% change	July 29, 2017	July 30, 2016	% change
	(dollars in thousands)
DSW segment	$628,379	$603,927	4.0%	$1,253,166	$1,226,959	2.1%
ABG segment	31,330	35,446	(11.6)%	75,318	78,585	(4.2)%
Other	20,700	19,571	5.8%	43,027	34,667	24.1%
DSW Inc.	$680,409	$658,944	3.3%	$1,371,511	$1,340,211	2.3%

Comparable sales change by reportable segment

	Three months ended		Six months ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
DSW segment	0.6%	(1.2)%	(1.3)%	(1.3)%
ABG segment	(0.1)%	(1.0)%	(1.0)%	(2.3)%
DSW Inc.	0.6%	(1.2)%	(1.3)%	(1.4)%

Stores and square footage data
	July 29, 2017	July 30, 2016
DSW stores open, end of period	510	480
ABG stores open, end of period	349	385
DSW stores total square footage (in thousands)	10,483	9,978

Reported gross profit by segment
	Three months ended		Six months ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
DSW segment merchandise margin	44.1%	43.1%	43.5%	43.5%
Store occupancy expense	(11.4)	(11.5)	(11.2)	(11.2)
Distribution and fulfillment expenses	(2.1)	(2.1)	(2.2)	(2.2)
DSW segment gross profit	30.6%	29.5%	30.1%	30.1%
ABG segment merchandise margin	42.3%	41.7%	44.3%	44.3%
Store occupancy expense	(20.6)	(20.2)	(20.7)	(20.3)
Distribution and fulfillment expenses	(1.1)	(1.1)	(1.1)	(1.1)
ABG segment gross profit	20.6%	20.4%	22.5%	22.9%
Other segment merchandise margin	19.8%	34.0%	25.1%	34.2%
Marketplace fees	(11.2)	(12.0)	(11.8)	(11.5)
Fulfillment expenses	(18.3)	(13.0)	(17.8)	(11.5)
Other segment gross profit(1)	(9.7)%	9.0%	(4.5)%	11.2%
Total Company gross profit	28.9%	28.4%	28.6%	29.2%

(1)	Other segment gross profit for the three and six months ended July 30, 2016 includes $0.5 million and $0.7 million, respectively, related to the step-up of the value of Ebuys' inventory.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements in this release that are not historical facts, including the statements made in our "Fiscal 2017 Annual Outlook," are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: our success in growing our store base and digital demand; our ability to protect our reputation; maintaining strong relationships with our vendors; our ability to anticipate and respond to fashion trends, consumer preferences and changing customer expectations; risks related to the loss or disruption of our distribution and/or fulfillment operations; continuation of agreements with and our reliance on the financial condition of our affiliated business and international partners; our ability to successfully integrate Ebuys, Inc.; fluctuation of our comparable sales and quarterly financial performance; risks related to the loss or disruption of our information systems and data; our ability to prevent breaches of our information security and the compromise of sensitive and confidential data; failure to retain our key executives or attract qualified new personnel; our competitiveness with respect to style, price, brand availability and customer service; our reliance on our DSW Rewards program and marketing to drive traffic, sales and customer loyalty; uncertain general economic conditions; our reliance on foreign sources for merchandise and risks inherent to international trade; risks related to leases of our properties; risks related to prior and current acquisitions; risks related to future legislation, regulatory reform or policy changes; foreign currency exchange risk; and risks related to holdings of cash and investments and access to liquidity. Additional factors that could cause our actual results to differ materially from our expectations are described in the Company's latest annual or quarterly report, as filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. The Company undertakes no obligation to revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DSW INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	July 29, 2017	January 28, 2017	July 30, 2016
Assets
Cash and cash equivalents	$89,305	$110,657	$62,324
Short-term investments	182,062	98,530	103,467
Accounts receivable, net	17,742	19,006	18,929
Inventories	527,305	499,995	556,183
Prepaid expenses and other current assets	38,472	31,078	30,052
Total current assets	854,886	759,266	770,955
Property and equipment, net	364,552	375,251	379,643
Long-term investments	—	77,904	77,901
Goodwill	79,689	79,689	81,043
Deferred income taxes	18,765	14,934	20,690
Equity investment in Town Shoes	10,350	15,830	17,261
Note receivable from Town Shoes	60,094	53,121	50,200
Intangible assets	33,065	35,108	39,316
Other assets	18,144	17,373	21,966
Total assets	$1,439,545	$1,428,476	$1,458,975
Liabilities and shareholders' equity
Accounts payable	$165,377	$186,271	$199,240
Accrued expenses	121,934	130,334	115,192
Total current liabilities	287,311	316,605	314,432
Non-current liabilities	178,955	174,383	203,173
Total shareholders' equity	973,279	937,488	941,370
Total liabilities and shareholders' equity	$1,439,545	$1,428,476	$1,458,975

DSW INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Net sales	$680,409	$658,944	$1,371,511	$1,340,211
Cost of sales	(483,437)	(472,083)	(979,310)	(948,993)
Operating expenses	(149,057)	(145,088)	(302,321)	(299,284)
Change in fair value of contingent consideration liability	(1,168)	(2,166)	(2,252)	(3,611)
Operating profit	46,747	39,607	87,628	88,323
Interest income, net	661	623	1,222	1,144
Non-operating income (expense)	(679)	100	(2,183)	264
Income before income taxes and income (loss) from Town Shoes	46,729	40,330	86,667	89,731
Income tax provision	(18,349)	(15,716)	(34,014)	(34,794)
Income (loss) from Town Shoes	219	418	(1,087)	109
Net income	$28,599	$25,032	$51,566	$55,046
Diluted earnings per share	$0.35	$0.30	$0.64	$0.67
Weighted average diluted shares	80,714	82,655	80,729	82,691

DSW INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	July 29, 2017	July 30, 2016	July 29, 2017	July 30, 2016
Reported net income	$28,599	$25,032	$51,566	$55,046
Adjustments:
Inventory step-up costs(1)	—	532	—	692
Transaction costs(2)	—	127	—	2,284
Amortization of intangible assets(2)	1,018	1,098	2,036	1,831
Restructuring expenses(3)	292	2,727	829	2,727
Change in fair value of contingent consideration liability(4)	1,168	2,167	2,252	3,611
Foreign currency loss(5)	699	—	2,161	—
Total adjustments, pre-tax	3,177	6,651	7,278	11,145
Tax effect of adjustments	(1,138)	(2,589)	(2,542)	(4,339)
Total adjustments, after tax	2,039	4,062	4,736	6,806
Adjusted net income	$30,638	$29,094	$56,302	$61,852
Reported diluted earnings per share	$0.35	$0.30	$0.64	$0.67
Adjusted diluted earnings per share	$0.38	$0.35	$0.70	$0.75
(1) Related to the step-up of the value of Ebuys' inventory, which is recorded in gross profit.

(2)	Related to costs associated with the acquisition of Ebuys and the amortization expense associated with $38.7 million of acquired intangibles, which are recorded within operating expenses.

(3)	Related to the Company's expense management initiative as recorded within operating expenses.

(4)
The Company agreed to pay additional amounts to Ebuys contingent upon achievement of certain negotiated goals. The Company has recognized a liability for this contingent consideration based on the estimated fair value at the date of acquisition with any differences between the acquisition-date fair value and the ultimate settlement of the obligations recognized as an adjustment to income from operations.

(5) Related to foreign exchange loss on Canadian dollar investments related to the funding of our upcoming Town Shoes acquisition.

Non-GAAP Measures

In addition to earnings per share and net income determined in accordance with accounting principles generally accepted in the United States ("GAAP"), for purposes of evaluating operating performance, the Company uses adjusted earnings per share and net income, which adjust for the effects of acquisition costs and the amortization expense of acquired intangible assets related to the Ebuys acquisition, restructuring costs related to the Company's expense management initiative, as well as foreign currency loss on Canadian dollar investments. The unaudited reconciliation of adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that this non-GAAP information is useful as an additional means for investors to evaluate the Company’s operating performance, when reviewed in conjunction with the Company’s GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company’s business and operations.

SOURCE DSW Inc.
For further information: Christina Cheng, 1-855-893-5691, investorrelations@dswinc.com